UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2009
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2009, SunPower Corporation (“SunPower”) and Wells Fargo Bank, N.A. (“Wells Fargo”) entered into an amendment to SunPower’s credit agreement with Wells Fargo.  The amendment primarily (i) increases the collateralized letter of credit facility from $150 million to $200 million and (ii) eliminates SunPower’s obligation to pledge 60% of its equity interest in SunPower Systems Sarl to secure up to $50 million of SunPower’s obligations to Wells Fargo under the credit agreement.

In connection with the original credit agreement, SunPower entered into security agreements with Wells Fargo, granting a security interest in certain accounts to collateralize obligations in connection with any letters of credit that might be issued under the credit agreement’s collateralized letter of credit facility.  Additionally, each of SunPower North America, LLC and SunPower Corporation, Systems, both wholly-owned subsidiaries of SunPower, guaranteed up to $50 million of SunPower's obligations under the credit agreement.

Until March 27, 2010, SunPower may borrow up to $50 million under the amended credit agreement’s revolving credit line and request that Wells Fargo issue up to $50 million in letters of credit under the letter of credit subfeature, provided that any letters of credit issued and outstanding under the letter of credit subfeature will reduce SunPower’s borrowing capacity under the revolving credit line. Until March 27, 2014, SunPower may request that Wells Fargo issue up to $200 million in letters of credit under the amended credit agreement’s collateralized letter of credit facility. As detailed in the credit agreement, SunPower will pay interest on outstanding borrowings and a fee for issued and outstanding letters of credit. SunPower has the ability at any time to prepay outstanding loans. All borrowings must be repaid by March 27, 2010, and all letters of credit issued under the letter of credit subfeature shall expire on or before March 27, 2010 unless SunPower provides by such date collateral in the form of cash or cash equivalents in the aggregate amount available to be drawn under letters of credit outstanding at such time. All letters of credit issued under the collateralized letter of credit facility shall expire no later than March 27, 2014. The loan documents include certain conditions to borrowings, representations and covenants, and events of default customary for financing transactions of this type.

As of August 31, 2009, no borrowings were outstanding on the revolving credit line and letters of credit totaling $49.2 million were issued by Wells Fargo under the letter of credit subfeature.  In addition, letters of credit totaling $98.7 million were issued by Wells Fargo under the collateralized letter of credit facility as of August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: September 3, 2009	By: /s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: Senior Vice President and Chief Financial Officer